Exhibit 99.1

FMC Corporation
2929 Walnut Street
Philadelphia, PA 19104
USA
News Release	215.299.6000
fmc.com

For Release: Immediate

Media Contact: Nicole Canning +1.215.299.5916
Nicole.Canning@fmc.com
Investor Contact: Zack Zaki +1.215.299.5899
Zack.Zaki@fmc.com

FMC Corporation delivers record fourth quarter results, guides strong growth for 2022

Board of Directors authorizes new $1 billion share repurchase program

Fourth Quarter 2021 Highlights
•Revenue of $1.41 billion, an increase of 23 percent versus Q4 2020, and up 25 percent organically1
•Consolidated GAAP net income of $187 million, up 296 percent versus Q4 2020
•Adjusted EBITDA of $377 million, up 30 percent versus Q4 2020
•Consolidated GAAP earnings of $1.52 per diluted share, up 300 percent versus Q4 2020
•Adjusted earnings per diluted share of $2.16, up 52 percent versus Q4 2020
•Share repurchases of $100 million

Full-Year 2021 Highlights
•Revenue of $5.05 billion, reflecting 9 percent growth and 8 percent organic growth1
•Consolidated GAAP net income of $734 million, up 33 percent versus 2020
•Adjusted EBITDA of $1.324 billion, up 6 percent versus 2020
•Consolidated GAAP earnings of $5.70 per diluted share, up 35 percent versus 2020
•Adjusted earnings per diluted share of $6.93, up 12 percent versus 2020
•Consolidated GAAP cash flow from operations of $899 million, up 22 percent versus 2020
•Free cash flow of $713 million, up 31 percent versus 2020
•Returned over $645 million to shareholders, including $400 million in share repurchases

Full-Year 2022 Outlook2
•Revenue in the range of $5.25 to $5.55 billion, reflecting 7 percent growth at the midpoint versus 2021
•Adjusted EBITDA in the range of $1.32 to $1.48 billion, reflecting 6 percent growth at the midpoint versus 2021

Page 2/ FMC Corporation delivers record fourth quarter results, guides strong growth for 2022
•Adjusted earnings per diluted share are expected to be in the range of $6.80 to $8.10, reflecting 8 percent growth at the midpoint versus 2021, excluding any impact from potential 2022 share repurchases
•Free cash flow is expected to be in the range of $515 to $735 million
•Company expects to repurchase $500 to $600 million of FMC shares in 2022

PHILADELPHIA, February 8, 2022 – FMC Corporation (NYSE:FMC) today reported record fourth quarter 2021 results with revenue of $1.41 billion, an increase of 23 percent versus fourth quarter 2020, driven by strong demand and pricing actions. Excluding the impact of foreign exchange, year-over-year sales grew 25 percent organically. On a GAAP basis, the company reported earnings of $1.52 per diluted share in the fourth quarter, compared to $0.38 per diluted share in the fourth quarter 2020. Adjusted earnings were $2.16 per diluted share, an increase of 52 percent versus fourth quarter 2020, and 16 cents above the midpoint of guidance.

Fourth Quarter Adjusted EPS versus Q4 2020	+74 cents
Adjusted EBITDA	+57 cents
Taxes	+8 cents
Share count	+5 cents
All other factors	+4 cents

“Our financial performance reflects the strength of our synthetic and biological portfolios, a healthy demand environment as well as accelerating price increases. Revenue growth was particularly robust in North America and Latin America,” said Mark Douglas, FMC president and chief executive officer. “FMC delivered results above the mid-point of our guidance in spite of elevated input costs, FX headwinds and challenges with raw material availability impacting the company and the broader industry.”
Fourth quarter revenue growth was driven by 21 percent contribution from volume and 4 percent contribution from price with a 2 percent currency headwind. FMC achieved higher pricing in all regions, with the highest benefit in the quarter coming from North America and Latin America. North America grew substantially with revenue increasing 81 percent versus fourth quarter 2020. Growth was driven by a combination of strong selective herbicide volumes, higher prices, new products and continued market expansion of Rynaxypyr® and Cyazypyr® active ingredients. Similarly, revenue in Latin America grew 30 percent year-over-year driven by robust demand in corn and soybeans, price increases and accelerating sales of biologicals, partially offset by weakening of the Brazilian real. In Asia, revenue was down 3 percent compared to fourth quarter 2020, primarily due to weather challenges in several countries, including China. This offset solid growth in Australia and India, as well as broad-based pricing actions in

Page 3/ FMC Corporation delivers record fourth quarter results, guides strong growth for 2022 the region. In Australia, successful new product introductions, supported by good agronomic conditions and rising commodity prices, led to strong volume demand. India had solid growth across the portfolio in rice, pulses and sugarcane. In EMEA, revenue decreased 8 percent versus fourth quarter 2020, reflecting year-over-year impact of a shift in global diamide partner volumes across regions. Excluding revenue from the global partnerships, the region grew 9 percent driven by diamide and cereal herbicide volumes as well as price increases partially offset by weakening of the euro and other European currencies. FMC’s Plant Health business delivered 19 percent year-over-year growth in the quarter driven by continued market expansion as well as price increases in Latin America and Asia.

FMC Revenue	Q4 2021	Full Year 2021
Total Revenue Change (GAAP)	23%	9%
Less FX Impact	(2%)	1%
Organic[1] Revenue Change (Non-GAAP)	25%	8%

For the full year, FMC reported revenue of $5.05 billion, an increase of 9 percent compared to 2020. Excluding the impact of foreign exchange, year-over-year sales grew 8 percent organically. On a GAAP basis, the company reported full-year earnings of $734 million, or $5.70 per diluted share, which represent year-over-year increases of 33 percent and 35 percent, respectively. Full-year adjusted earnings were $6.93 per diluted share, an increase of 12 percent compared to the prior year.

2021 Full Year Adjusted EPS versus 2020
Adjusted EBITDA	+49 cents
Depreciation and amortization	(5) cents
Interest expense	+13 cents
Tax rate	+8 cents
Share count	+8 cents
Other	+1 cent
Total Adjusted EPS Growth	+74 cents

On a GAAP basis, cash flow from operations was $899 million, an increase of 22 percent versus 2020. Free cash flow in 2021 was $713 million, an increase of 31 percent versus 2020. This was above the guidance range primarily due to significantly higher-than-expected advance payments in North America and better-than-expected collections in all regions.
Full Year 2022 Outlook2
The company is forecasting full-year 2022 revenue to be in the range of $5.25 billion to $5.55 billion, an increase of 7 percent at the midpoint versus 2021 driven by volume and price growth in all regions partially offset by currency headwinds. Full-year adjusted EBITDA is expected to be in the range of $1.32 billion to $1.48 billion, representing 6 percent year-over-year growth at the midpoint. 2022

Page 4/ FMC Corporation delivers record fourth quarter results, guides strong growth for 2022 adjusted earnings per share are expected to be in the range of $6.80 to $8.10, representing a year-over-year increase of 8 percent at the midpoint, excluding any impact from potential 2022 share repurchases and assuming weighted average diluted shares outstanding (WADSO) of approximately 127 million. Full-year free cash flow is expected to be $515 million to $735 million.
“Looking ahead to 2022, we anticipate strong commodity prices will continue to drive demand for our differentiated product portfolio. We expect raw material, logistics and packaging input costs to remain at elevated levels and potentially inflate further. FX volatility is a growing challenge in some of the countries where we operate. FMC will continue to strive to mitigate these headwinds through volume growth, strong pricing actions and proactive cost discipline,” said Douglas.
First Quarter 2022 Outlook2
First quarter 2022 revenue is expected to be in the range of $1.22 billion to $1.34 billion, representing a 7 percent increase at the midpoint compared to first quarter 2021. Adjusted EBITDA is forecast to be in the range of $300 million to $350 million, representing a 6 percent increase at the midpoint versus first quarter 2021. FMC expects adjusted earnings per diluted share to be in the range of $1.50 to $1.90 in the first quarter, an increase of 11 percent at the midpoint.

	Full Year 2022 Outlook[2]	Q1 2022 Outlook[2]
Revenue	$5.25 to $5.55 billion	$1.22 to $1.34 billion
Growth at midpoint vs. 2021	7%	7%
Adjusted EBITDA	$1.32 to $1.48 billion	$300 to $350 million
Growth at midpoint vs. 2021	6%	6%
Adjusted EPS^	$6.80 to $8.10	$1.50 to $1.90
Growth at midpoint vs. 2021	8%	11%
^ EPS estimates assume 127 million diluted shares for full year and 127 million diluted shares for Q1. Outlook for EPS and WADSO does not include the impact of any share repurchases that may take place in 2022

New Share Repurchase Authorization3
FMC’s Board of Directors authorized a new $1 billion share repurchase program confirming confidence in the company’s ability to sustainably generate strong cash flow in 2022 and beyond. This further confirms the company’s commitment to return to shareholders cash in excess of that needed to support growth of the business.
Supplemental Information
The company will post supplemental information on the web at https://investors.fmc.com, including its webcast slides for tomorrow’s earnings call, definitions of non-GAAP terms and reconciliations of non-GAAP figures to the nearest available GAAP term.

Page 5/ FMC Corporation delivers record fourth quarter results, guides strong growth for 2022
About FMC
FMC Corporation is a global agricultural sciences company dedicated to helping growers produce food, feed, fiber and fuel for an expanding world population while adapting to a changing environment. FMC’s innovative crop protection solutions – including biologicals, crop nutrition, digital and precision agriculture – enable growers, crop advisers and turf and pest management professionals to address their toughest challenges economically while protecting the environment. With approximately 6,400 employees at more than 100 sites worldwide, FMC is committed to discovering new herbicide, insecticide and fungicide active ingredients, product formulations and pioneering technologies that are consistently better for the planet. Visit fmc.com to learn more and follow us on LinkedIn® and Twitter®.
Always read and follow all label directions, restrictions and precautions for use. Products listed here may not be registered for sale or use in all states, countries or jurisdictions. FMC, the FMC logo, Rynaxypyr and Cyazypyr are trademarks of FMC Corporation or an affiliate.
Statement under the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995: FMC and its representatives may from time to time make written or oral statements that are “forward-looking” and provide other than historical information, including statements contained in this press release, in FMC’s other filings with the SEC, and in reports or letters to FMC stockholders.

In some cases, FMC has identified forward-looking statements by such words or phrases as “will likely result,” “is confident that,” “expect,” “expects,” “should,” “could,” “may,” “will continue to,” “believe,” “believes,” “anticipates,” “predicts,” “forecasts,” “estimates,” “projects,” “potential,” “intends” or similar expressions identifying “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the negative of those words and phrases. Such forward-looking statements are based on management’s current views and assumptions regarding future events, future business conditions and the outlook for the company based on currently available information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. Currently, one of the most significant factors is the potential adverse effect of the current COVID-19 pandemic on the financial condition, results of operations, cash flows and performance of FMC, which is substantially influenced by the potential adverse effect of the pandemic on FMC's customers and suppliers and the global economy and financial markets. The extent to which COVID-19 impacts us will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Additional factors include, among other things, the risk factors included within FMC’s 2020 Form 10-K filed with the SEC. Moreover, investors are cautioned to interpret many of these factors as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic.

FMC cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Forward-looking statements are qualified in their entirety by the above cautionary statement. FMC undertakes no obligation, and specifically disclaims any duty, to update or revise any forward-looking statements to reflect events or circumstances arising after the date on which they were made, except as otherwise required by law.

Page 6/ FMC Corporation delivers record fourth quarter results, guides strong growth for 2022

This press release contains certain “non-GAAP financial terms” which are defined on our website www.fmc.com/investors. Such terms include adjusted EBITDA, adjusted earnings, free cash flow and organic revenue growth. In addition, we have also provided on our website reconciliations of non-GAAP terms to the most directly comparable GAAP term.
1.Organic revenue growth (non-GAAP) excludes the impact of foreign currency changes.
2.Although we provide forecasts for adjusted earnings per share, adjusted EBITDA and free cash flow (non-GAAP financial measures), we are not able to forecast the most directly comparable measures calculated and presented in accordance with GAAP. Certain elements of the composition of the GAAP amounts are not predictable, making it impractical for us to forecast. Such elements include, but are not limited to, restructuring, acquisition charges, and discontinued operations. As a result, no GAAP outlook is provided.
3.This repurchase program does not include a specific timetable or price targets and may be suspended or terminated at any time. Shares may be purchased through open market or privately negotiated transactions at the discretion of management based on its evaluation of market conditions or other factors.

# # #

FMC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In Millions, Except Per Share Data)	2021	2020	2021	2020
Revenue	$1,413.6	$1,152.2	$5,045.2	$4,642.1

Costs of sales and services	798.9	650.8	2,873.5	2,590.1

Gross margin	$614.7	$501.4	$2,171.7	$2,052.0

Selling, general and administrative expenses	$195.1	$181.6	$714.1	$729.7
Research and development expenses	85.3	84.6	304.7	287.9
Restructuring and other charges (income)	55.7	88.3	108.0	132.2
Total costs and expenses	$1,135.0	$1,005.3	$4,000.3	$3,739.9
Income (loss) from continuing operations before non-operating pension and postretirement charges (income), interest expense, net and income taxes	$278.6	$146.9	$1,044.9	$902.2
Non-operating pension and postretirement charges (income)	5.3	5.2	20.0	21.2
Interest expense, net	33.0	34.2	131.1	151.2
Income (loss) from continuing operations before income taxes	$240.3	$107.5	$893.8	$729.8
Provision (benefit) for income taxes	17.3	68.6	91.6	150.9
Income (loss) from continuing operations	$223.0	$38.9	$802.2	$578.9
Discontinued operations, net of income taxes	(35.8)	8.4	(68.2)	(28.3)
Net income (loss)	$187.2	$47.3	$734.0	$550.6
Less: Net income (loss) attributable to noncontrolling interests	(5.9)	(2.2)	(2.5)	(0.9)
Net income (loss) attributable to FMC stockholders	$193.1	$49.5	$736.5	$551.5

Amounts attributable to FMC stockholders:
Income (loss) from continuing operations, net of tax	$228.9	$41.1	$804.7	$579.8
Discontinued operations, net of tax	(35.8)	8.4	(68.2)	(28.3)
Net income (loss)	$193.1	$49.5	$736.5	$551.5

Basic earnings (loss) per common share attributable to FMC stockholders:
Continuing operations	$1.80	$0.32	$6.25	$4.46
Discontinued operations	(0.28)	0.06	(0.53)	(0.22)
Basic earnings per common share	$1.52	$0.38	$5.72	$4.24
Average number of shares outstanding used in basic earnings per share computations	126.6	129.8	128.4	129.7

Diluted earnings (loss) per common share attributable to FMC stockholders:
Continuing operations	$1.80	$0.32	$6.23	$4.44
Discontinued operations	(0.28)	0.06	(0.53)	(0.22)
Diluted earnings per common share	$1.52	$0.38	$5.70	$4.22
Average number of shares outstanding used in diluted earnings per share computations	127.4	130.7	129.1	130.6

Other Data:
Capital additions and other investing activities	$15.2	$29.3	$113.8	$87.6
Depreciation and amortization expense	42.4	42.0	170.9	162.7

FMC CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO FMC STOCKHOLDERS (GAAP)
TO ADJUSTED AFTER-TAX EARNINGS FROM CONTINUING OPERATIONS,
ATTRIBUTABLE TO FMC STOCKHOLDERS (NON-GAAP)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In Millions, except per share amounts)	2021	2020	2021	2020
Net income (loss) attributable to FMC stockholders (GAAP)	$193.1	$49.5	$736.5	$551.5
Corporate special charges (income):
Restructuring and other charges (income) (a)	55.7	88.3	108.0	132.2
Non-operating pension and postretirement charges (income) (b)	5.3	5.2	20.0	21.2
Transaction-related charges (c)	—	12.9	0.4	53.3
Income tax expense (benefit) on Corporate special charges (income) (d)	(13.0)	(6.9)	(23.4)	(23.8)
Discontinued operations attributable to FMC stockholders, net of income taxes (e)	35.8	(8.4)	68.2	28.3
Tax adjustment (f)	(2.1)	44.7	(14.8)	46.3

Adjusted after-tax earnings from continuing operations attributable to FMC stockholders (Non-GAAP) (1)	$274.8	$185.3	$894.9	$809.0

Diluted earnings per common share (GAAP)	$1.52	$0.38	$5.70	$4.22
Corporate special charges (income) per diluted share, before tax:
Restructuring and other charges (income)	0.44	0.67	0.84	1.01
Non-operating pension and postretirement charges (income)	0.04	0.04	0.15	0.16
Transaction-related charges	—	0.10	—	0.41
Income tax expense (benefit) on Corporate special charges (income), per diluted share	(0.10)	(0.05)	(0.18)	(0.18)
Discontinued operations attributable to FMC stockholders, net of income taxes per diluted share	0.28	(0.06)	0.53	0.22
Tax adjustments per diluted share	(0.02)	0.34	(0.11)	0.35

Diluted adjusted after-tax earnings from continuing operations per share, attributable to FMC stockholders (Non-GAAP)	$2.16	$1.42	$6.93	$6.19

Average number of shares outstanding used in diluted adjusted after-tax earnings from continuing operations per share computations	127.4	130.7	129.1	130.6
____________________
(1)    The Company believes that the Non-GAAP financial measure "Adjusted After-Tax Earnings from Continuing Operations, Attributable to FMC Stockholders" ("Adjusted earnings"), and its presentation on a per share basis, provides useful information about the Company’s operating results to investors and securities analysts. Adjusted earnings excludes the effects of Corporate special charges, tax-related adjustments and the results of our discontinued operations. The Company also believes that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of its underlying businesses from period to period.
(a)     Three Months Ended December 31, 2021:
Restructuring and other charges (income) is partially comprised of charges of environmental sites of $23.8 million. There were restructuring charges of $10.9 million associated with certain in-flight restructuring programs from the integration of the DuPont Crop Protection Business, which primarily reflects non-cash charges and to a lesser extent remaining severance. Restructuring charges associated with the DuPont program are largely complete as of December 31, 2021 and any future charges are not expected to be material. Restructuring and other charges also includes an additional $9.7 million to increase reserves for certain historical India indirect tax matters that were triggered in the third quarter of 2021. Other restructuring charges from severance and accelerated deprecation for site closures were $11.3 million.

Three Months Ended December 31, 2020:
Restructuring and other charges (income) is primarily comprised of our previously disclosed asset acquisition for full global rights to the Fluindapyr active ingredient from Isagro S.p.A. ("Isagro"), which closed on October 2, 2020, with charges in the quarter totaling $65.4 million. The Fluindapyr transaction was treated as an asset acquisition for accounting purposes as it does not meet the definition of a business and any acquired in-process research and development costs were immediately expensed. Restructuring and other charges (income) also includes charges of environmental sites of $11.2 million. There were restructuring charges of $10.6 million associated with certain in-flight restructuring programs from the integration of the DuPont Crop Protection Business. All remaining charges totaled $1.1 million.
Twelve Months Ended December 31, 2021:
Restructuring and other charges (income) is comprised of costs related to historical India indirect tax matters of $33.5 million for the establishment of reserves which were largely triggered in the third quarter of 2021. These charges also include charges associated with certain in-flight restructuring programs from the integration of the DuPont Crop Protection Business, including severance, accelerated depreciation on certain fixed assets, and other costs of $16.7 million, which primarily reflects non-cash charges and to a lesser extent remaining severance. Restructuring charges associated with the DuPont program are largely complete as of December 31, 2021 and any future charges are not expected to be material. Additionally, restructuring and other charges (income) is comprised of regional realignment activities, primarily the move of our European headquarters, including severance and employee relocation costs, of $11.0 million. These charges also include severance and restructuring charges of $13.4 million from other restructuring programs, as well as environmental sites and other miscellaneous charges of $27.1 million and $6.3 million, respectively.
Twelve Months Ended December 31, 2020:
Restructuring and other charges (income) is primarily comprised of the asset acquisition for full global rights to the Fluindapyr active ingredient from Isagro S.p.A. ("Isagro") mentioned above with charges for the year totaling $65.6 million. Restructuring and other charges (income) also consists of charges of environmental sites of $24.9 million. There were restructuring charges of $40.2 million associated with certain in-flight restructuring programs from the integration of the DuPont Crop Protection Business. All remaining charges totaled $1.5 million.
(b)    Our non-operating pension and postretirement charges (income) are defined as those costs (benefits) related to interest, expected return on plan assets, amortized actuarial gains and losses and the impacts of any plan curtailments or settlements. These are excluded from our Adjusted Earnings and are primarily related to changes in pension plan assets and liabilities which are tied to financial market performance and we consider these costs to be outside our operational performance. We continue to include the service cost and amortization of prior service cost in our Adjusted Earnings results noted above. These elements reflect the current year operating costs to our businesses for the employment benefits provided to active employees.
(c)    Charges relate to legal and professional fees associated with acquisition activities. We completed the integration of the DuPont Crop Protection Business as of June 30, 2020, except for the completion of certain in-flight initiatives, primarily associated with the finalization of our worldwide ERP system, which went live in November 2020 with a stabilization period that ended in the first quarter of 2021.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in Millions)	2021	2020	2021	2020
DuPont Crop Protection Acquisition
Legal and professional fees (1)	$—	$12.9	$0.4	$53.3
Total transaction-related charges	$—	$12.9	$0.4	$53.3
____________________
(1)    Represents transaction costs, costs for transitional employees, other acquired employees related costs, and transactional-related costs such as legal and professional third-party fees. These charges are recorded as a component of “Selling, general and administrative expense" on the condensed consolidated statements of income (loss).

(d)    The income tax expense (benefit) on Corporate special charges (income) is determined using the applicable rates in the taxing jurisdictions in which the Corporate special charge or income occurred and includes both current and deferred income tax expense (benefit) based on the nature of the non-GAAP performance measure.
(e)    Three and Twelve Months Ended December 31, 2021 and 2020:
Discontinued operations for all periods presented includes provisions, net of recoveries, for environmental liabilities and legal reserves and expenses related to previously discontinued operations and retained liabilities. Discontinued operations, net of income taxes for the twelve months ended December 31, 2021 also includes a gain on sale, net of tax, of approximately $15.4 million, from the sale of land at two separate discontinued sites. Discontinued operations, net of income taxes for the three and twelve months ended December 31, 2020 also includes a gain on sale of approximately $24 million, net of tax from the sale of the second of two parcels of land at a discontinued sites.

(f)    We exclude the GAAP tax provision, including discrete items, from the Non-GAAP measure of income, and instead include a Non-GAAP tax provision based upon the annual Non-GAAP effective tax rate. The GAAP tax provision includes certain discrete tax items including, but not limited to: income tax expenses or benefits that are not related to ongoing business operations in the current year; unusual or infrequently occurring items; tax adjustments associated with fluctuations in foreign currency remeasurement of certain foreign operations; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets; and changes in tax law. Management believes excluding these discrete tax items assists investors and securities analysts in understanding the tax provision and the effective tax rate related to ongoing operations thereby providing investors with useful supplemental information about FMC's operational performance.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in Millions)	2021	2020	2021	2020
Tax adjustments:
Revisions to valuation allowances of historical deferred tax assets	(16.1)	13.5	(21.5)	13.1
Foreign currency remeasurement and other discrete items	14.0	31.2	6.7	33.2
Total Non-GAAP tax adjustments	$(2.1)	$44.7	$(14.8)	$46.3

RECONCILIATION OF NET INCOME (LOSS) (GAAP) TO ADJUSTED EARNINGS FROM CONTINUING OPERATIONS, BEFORE INTEREST AND INCOME TAXES, DEPRECIATION AND AMORTIZATION, AND NONCONTROLLING INTERESTS (NON-GAAP)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In Millions)	2021	2020	2021	2020
Net income (loss) (GAAP)	$187.2	$47.3	$734.0	$550.6
Restructuring and other charges (income)	55.7	88.3	108.0	132.2
Non-operating pension and postretirement charges (income)	5.3	5.2	20.0	21.2
Transaction-related charges	—	12.9	0.4	53.3
Discontinued operations, net of income taxes	35.8	(8.4)	68.2	28.3
Interest expense, net	33.0	34.2	131.1	151.2
Depreciation and amortization	42.4	42.0	170.9	162.7
Provision (benefit) for income taxes	17.3	68.6	91.6	150.9
Adjusted earnings from continuing operations, before interest, income taxes, depreciation and amortization, and noncontrolling interests (Non-GAAP) (1)	$376.7	$290.1	$1,324.2	$1,250.4
___________________
(1)    Referred to as Adjusted EBITDA. Adjusted EBITDA is defined as operating profit excluding depreciation and amortization expense.

RECONCILIATION OF CASH PROVIDED (REQUIRED) BY OPERATING ACTIVITIES (GAAP) TO FREE CASH FLOW (NON-GAAP)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In Millions)	2021	2020	2021	2020
Cash provided (required) by operating activities of continuing operations (GAAP) (1)	$600.4	$423.3	$898.6	$736.8
Transaction and integration costs	1.1	10.6	9.5	63.9
Adjusted cash from operations (2)	$601.5	$433.9	$908.1	$800.7

Capital expenditures	$(23.7)	$(32.0)	$(100.1)	$(67.2)
Other investing activities	8.5	2.7	(13.7)	(20.4)
Capital additions and other investing activities	$(15.2)	$(29.3)	$(113.8)	$(87.6)

Cash provided (required) by operating activities of discontinued operations	$(24.6)	$(22.7)	$(78.5)	$(89.0)
Cash provided (required) by investing activities of discontinued operations	2.9	30.0	19.7	31.1
Transaction and integration costs	(1.1)	(10.6)	(9.5)	(63.9)
Investment in Enterprise Resource Planning system	—	(5.0)	(12.7)	(47.2)
Legacy and transformation	$(22.8)	$(8.3)	$(81.0)	$(169.0)

Free cash flow (Non-GAAP) (3)	$563.5	$396.3	$713.3	$544.1
___________________
(1)    The cash provided (required) by operating activities for the three months ended December 31, 2021 and 2020 is the calculation of the twelve months ended December 31, 2021 and 2020 less the previously reported nine months ended September 30, 2021 and 2020, respectively.
(2)    Adjusted cash from operations is defined as cash provided (required) by operating activities of continuing operations excluding the effects of transaction-related cash flows.
(3)    Free cash flow is defined as Adjusted cash from operations reduced by spending for capital additions and other investing activities as well as legacy and transformation spending. We believe that this Non-GAAP financial measure provides a useful basis for investors and securities analysts about the cash generated by routine business operations, including capital expenditures, in addition to assessing our ability to repay debt, fund acquisitions and return capital to shareholders through share repurchases and dividends.

RECONCILIATION OF REVENUE CHANGE (GAAP) TO
ORGANIC REVENUE CHANGE (NON-GAAP) (1)
(Unaudited)

	Three Months Ended December 31, 2021 vs. 2020	Twelve Months Ended December 31, 2021 vs. 2020
Total Revenue Change (GAAP)	23%	9%
Less: Foreign Currency Impact	(2%)	1%
Organic Revenue Change (Non-GAAP)	25%	8%
___________________
(1)    We believe organic revenue growth (non-GAAP) provides management and investors with useful supplemental information regarding our ongoing revenue performance and trends by presenting revenue growth excluding the impact of fluctuations in foreign exchange rates.

FMC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In Millions)	December 31, 2021	December 31, 2020
Cash and cash equivalents	$516.8	$568.9
Trade receivables, net of allowance of $37.4 in 2021 and $27.9 in 2020	2,583.7	2,330.3
Inventories	1,405.7	1,095.6
Prepaid and other current assets	431.4	380.8
Total current assets	$4,937.6	$4,375.6
Property, plant and equipment, net	817.0	771.7
Goodwill	1,463.3	1,468.9
Other intangibles, net	2,521.9	2,625.2
Deferred income taxes	218.5	229.6
Other long-term assets	623.0	715.4
Total assets	$10,581.3	$10,186.4

Short-term debt and current portion of long-term debt	$440.8	$338.3
Accounts payable, trade and other	1,135.0	946.7
Advanced payments from customers	630.7	347.1
Accrued and other liabilities	631.2	674.7
Accrued customer rebates	406.7	295.2
Guarantees of vendor financing	206.2	140.6
Accrued pensions and other postretirement benefits, current	4.3	4.2
Income taxes	65.4	82.2
Total current liabilities	$3,520.3	$2,829.0

Long-term debt, less current portion	$2,731.7	$2,929.5
Long-term liabilities	1,277.4	1,443.7
Equity	3,051.9	2,984.2
Total liabilities and equity	$10,581.3	$10,186.4

FMC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
(In Millions)	2021	2020
Cash provided (required) by operating activities of continuing operations	$898.6	$736.8

Cash provided (required) by operating activities of discontinued operations	(78.5)	(89.0)

Cash provided (required) by investing activities of continuing operations	(131.7)	(200.4)

Cash provided (required) by investing activities of discontinued operations	19.7	31.1

Cash provided (required) by financing activities of continuing operations	(747.9)	(250.3)

Effect of exchange rate changes on cash	(12.3)	1.6
Increase (decrease) in cash and cash equivalents	$(52.1)	$229.8

Cash and cash equivalents, beginning of period	568.9	339.1

Cash and cash equivalents, end of period	$516.8	$568.9